(d	)(2)(iii)

FORM OF

January 16, 2008

Michael Gioffre

Senior Vice President

ING Investment Management Co.

10 State House Square

Hartford, CT 06103-3607

Dear Mr. Gioffre:

Pursuant to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Morningstar U.S. Growth Index Portfolio, effective April 28, 2008, ING Russell Large Cap Index Portfolio, effective March 4, 2008, ING Russell Mid Cap Index Portfolio, effective March 4, 2008, ING Russell Small Cap Index Portfolio, effective March 4, 2008, ING International Index Portfolio, effective March 4, 2008, and ING WisdomTreeSM Global High-Yielding Equity Index Portfolio, effective January 16, 2008 (the “Funds”), each a series of ING Variable Portfolios, Inc., upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fees indicated for the Funds, is attached to the letter.

Please signify your acceptance to act as Sub-Adviser for the Funds by signing below where indicated.

Very sincerely,

Todd Modic
Senior Vice President
ING Investments, LLC

ACCEPTED AND AGREED TO:

ING Investment Management Co.

By:
Name:
Title:	, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investments, LLC

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC,

and

ING INVESTMENT MANAGEMENT CO.

Series	Effective Date	Annual Sub-Advisory Fee
ING Morningstar U.S. Growth Index Portfolio	April 28, 2008	0.1395% on all assets

ING Russell Large Cap Index Portfolio	March 4, 2008	0.1125% on all assets

ING Russell Mid Cap Index Portfolio	March 4, 2008	0.1395% on all assets

ING Russell Small Cap Index Portfolio	March 4, 2008	0.1485% on all assets

ING International Index Portfolio	March 4, 2008	0.1710% on all assets

ING VP Growth Portfolio		0.270%

ING VP International Equity Portfolio		0.383%

ING VP Small Company Portfolio		0.338%

ING VP Value Opportunity Portfolio		0.270%

ING VP Index Plus LargeCap Portfolio		0.158%

ING VP Index Plus MidCap Portfolio		0.180%

ING VP Index Plus SmallCap Portfolio		0.180%

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	January 16, 2008	0.21% on all assets

2